EXHIBIT 99.1

REAL ESTATE INVESTMENTS

DISTRIBUTION MODIFICATION REQUEST FORM

This form may be used by any current investor (an “Investor”) in any of the applicable Behringer Harvard investment programs (each, a “Program”) to elect to receive distributions from that Program by ACH direct deposit, by check, or to participate in the Distribution Reinvestment Plan of a Behringer Harvard Program. For Investors who have multiple investments in separate registrations, one form must be completed for each registration. Complete and deliver this form to:

BEHRINGER HARVARD INVESTMENT SERVICES

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(866) 655-3600

For all custodial account registrations, this form must be signed by both Investor and custodian.

1. TYPE OF REGISTRATION (Current registration) (Note: complete either column A or B below, but not both.)

A. Non-Custodial Registration		B. Custodial Registration*

☐	Individual – One signature required.	☐	Traditional IRA – Owner and custodian signature required.
☐	Joint Tenants with Right of Survivorship –	☐	Roth IRA – Owner and custodian signature required.
	All parties must sign.	☐	KEOGH Plan – Owner and custodian signature required.
☐	Community Property – All parties must sign.	☐	Simplified Employee Pension/Trust (SEP) – Owner and
☐	Tenants in Common – All parties must sign.		custodian signature required.
☐	Corporate Registration – Authorized signature required.	☐	Pension or Profit Sharing Plan – Owner and custodian
☐	Partnership Registration – Authorized signature required.		signature required.
☐	Uniform Gift to Minors Act –	☐	Other (Specify):
Custodian signature required. State of
☐	Uniform Transfer to Minors Act –
Custodian signature required. State of
☐	Estate – Personal Representative signature required.
☐	Qualified Pension Plan (Non-custodian) *
Authorized signature required.
☐	Trust
Authorized signature required.
☐	Other (Specify):

INVESTMENT REGISTRATION NAME AND ADDRESS (MUST MIRROR CURRENT REGISTRATION)

Name of Owner:		Tax ID/SS #:		Investor #:

Name of Joint Owner (if applicable):		Tax ID/SS #:

Street/P.O. Box:

City:	State:		Zip Code:

2. FINANCIAL ADVISOR If your financial advisor has changed, please complete the Change of Financial Advisor Form.

3. PROGRAM(S) TO WHICH THIS FORM APPLIES

☐	Behringer Harvard REIT I, Inc.	☐	Behringer Harvard Mid-Term Value Enhancement Fund I LP
☐	Behringer Harvard Opportunity REIT I, Inc.	☐	Behringer Harvard Short-Term Opportunity Fund I LP
☐	Behringer Harvard Opportunity REIT II, Inc.	☐	Behringer Harvard Strategic Opportunity Fund I LP
☐	Behringer Harvard Multifamily REIT I, Inc.	☐	Behringer Harvard Strategic Opportunity Fund II LP

Behringer Harvard Real Estate Investments

Distribution Modification Request Form

4. DISTRIBUTIONS Please select only one of the following options:

☐	I would like to participate in the Behringer Harvard REIT I, Inc. Distribution Reinvestment Plan. This option is available only to current Investors of Behringer Harvard REIT I, Inc.

☐

I would like to participate in the Behringer Harvard Opportunity REIT I, Inc. Distribution Reinvestment Plan. This option is available only to current Investors of Behringer Harvard Opportunity REIT I, Inc.

☐	I would like to participate in the Automatic Purchase Plan of Behringer Harvard REIT I, Inc. (Behringer Harvard REIT I, Inc. Automatic Purchase Plan Authorization Form required.)

☐

I would like to participate in the Automatic Purchase Plan of Behringer Harvard Opportunity REIT II, Inc. (Behringer Harvard Opportunity REIT II, Inc. Automatic Purchase Plan Authorization Form required.)

☐

I prefer distributions be paid to me at my address of record. This option is not available for custodial account registrations; investments registered as such will have distributions sent directly to the custodian FBO the Investor.

☐

I prefer distributions to be paid to the custodian FBO the Investor. This option is not available for non-custodial account registrations; non-custodial investments will have distributions sent directly to the address of record.

☐

I prefer distributions to be deposited directly via ACH into my checking account. This option is not available for custodial account registrations; investments registered as such will have distributions sent directly to the custodian FBO the Investor. Please enclose a voided check (note: you may not direct deposit via ACH to brokerage account). By enclosing a voided check, you authorize the applicable Program to begin making electronic deposits to the designated checking account. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Program receives written notification of its termination at such time and in such manner as to give the Program reasonable time to act. In the event that the Program deposits distributions erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

☐

I prefer to direct distributions via check to a third party per my instructions below. To direct distributions (for non-custodial accounts only) to a party other than the registered owner, please provide the following information:

Name of Institution:		Account Number:

Name on Account:

Street/P.O. Box:

City:	State:	Zip Code:

5. INVESTOR SIGNATURES

MY SIGNATURE BELOW INDICATES I HAVE READ THE FOREGOING AND AGREE TO THE TERMS HEREIN. I acknowledge that distributions made prior to the date this instruction becomes effective (generally up to 30 days after receipt of this properly completed form) will be made in the manner previously provided for. This instruction supersedes all prior instructions regarding the subject matter hereof.

For Investors electing to participate in the Distribution Reinvestment Plan of a Behringer Harvard Program, the undersigned warrants receipt of the prospectus for the Program’s Distribution Reinvestment Plan no later than five business days prior to the date completed below. The undersigned also warrants that they meet the suitability requirements of the Program and of the individual’s state. A copy of the current prospectus is available online at www.behringerharvard.com or may be obtained by contacting your financial advisor.

I acknowledge that I have the duty to promptly notify Behringer Harvard in writing if, at any time during which I am participating in a Distribution Reinvestment Plan or an Automatic Purchase Plan, I fail to meet the suitability requirements for making an investment in the applicable Program or cannot make the other representations or warranties set forth in my original subscription agreement. If I have changed broker-dealer firms since my initial investment, I acknowledge and agree that commissions payable as a result of my participation in an Automatic Purchase Plan or Distribution Reinvestment Plan (if any) will be made to my new broker-dealer firm.

Signature of Investor or Authorized Person	Printed Name	Date

Signature of Joint Owner, Trustee,	Printed Name	Date
Custodian or Authorized Person, if applicable.

Behringer Harvard Real Estate Investments

Distribution Modification Request Form